 Exhibit 2

Linda J. Welty
H.B. Fuller Company
June 27, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        44500 Shares

                                        2177.39 Shares
                                        Includes Shares acquired pursuant to a
                                        dividend reinvestment feature of the H.B.
                                        Fuller Company Stock Incentive Plan.

Indirect Ownership                853.89 Shares                By 401(k) Plan

Table II:

Common Stock Units                4190.09 Units
                                        These units convert into shares of common stock on                                         a 1-for-1 basis upon the earlier of certain                                                 termination events as specified in the Key                                                 Employee Deferred Compensation Plan.
Employee Stock Option                14170 Shares @ $27.375/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 1, 2000
                                        expiring December 1, 2009

Employee Stock Option                12987 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                17930 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 January 17, 2003
                                        expiring on January 17, 2012

Employee Stock Option                16386 Shares @ $27.90/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 9, 2003
                                        expiring on December 9, 2012

Phantom Units                        4190.09 Units
                                        These units convert into common stock on a 1-for-1                                         basis upon the earlier of certain termination                                                 events as specified in the Key Employee Deferred                                         Compensation Plan or such earlier date as selected                                         by the participant.